Exhibit 99.1

NORTHWAY FINANCIAL, INC.                       9 Main Street
                          Berlin, New Hampshire 03570
Contact:	Richard P. Orsillo
Senior Vice President
and Chief Financial Officer
603-752-1171

FOR IMMEDIATE RELEASE

Berlin, NH, September 11, 2007. Northway Financial, Inc. (the “Company” or “Northway”) (NASDAQ: NWFI) filed amendments to its Articles of Incorporation, as amended, with the New Hampshire Secretary of State to effect a 1-for-400 reverse stock split, followed immediately by an 800-for-1 forward stock split (together, the “Stock Splits”). The Stock Splits are part of a going-private transaction by Northway, and the amendments were approved at the Annual Meeting of Stockholders of Northway called to order on August 28, 2007. Each holder of fewer than 400 Northway shares on September 4, 2007, the record date for the Stock Splits, is entitled to receive $37.50 in cash for each share held. The aggregate cost to cash out such shares will be approximately $9,031,000. Each holder of 400 or more shares of common stock on the record date will participate in the forward stock split, which will result in such stockholder holding twice the number of shares of common stock held prior to the Stock Splits.

The Company also filed a Form 25, Notification of Removal from Listing and/or Registration, with the SEC. On September 21, 2007, the expected effective date of delisting, the Company intends to file a Form 15 with the SEC to voluntarily deregister its common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Upon the filing of the Form 25, the Company’s obligation to file certain reports with the SEC, including Forms 10-K, 10-Q, and 8K, will immediately be suspended. The Company expects that the deregistration of its common stock will become effective 90 days after the date of filing of the Form 15 with the SEC. While no longer required by the SEC after deregistering, the Company intends to provide quarterly and annual information regarding the Company’s performance to its shareholders.

On September 12, 2007, the Company will voluntarily suspend trading of its stock on NASDAQ and will be quoted on the Over the Counter Bulletin Board (“OTCBB”). The Company has requested that its stock symbol remain NWFI. Howe, Barnes, Hoefer & Arnett and Stifel Nicolaus will be the Company’s market makers.

Northway Financial, Inc., headquartered in Berlin, New Hampshire, is a bank holding company. Through its subsidiary bank, Northway Bank, the Company offers a broad range of financial products and services to individuals, businesses and the public sector from its full-service banking offices.

  Certain statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of the words “expect,” “believe,” “estimate,” “will” and other expressions which predict or indicate future trends and which do not relate to historical matters. Such forward-looking statements are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of the Company. The Company’s actual results could differ materially from those projected in the forward-looking statements as the result of, among other factors, changes in interest rates, a prolonged continuation of the current interest rate environment, changes in the securities or financial markets, a deterioration in general economic conditions on a national basis or in the local markets in which the Company operates, including changes in local business conditions resulting in rising unemployment and other circumstances which adversely affect borrowers’ ability to service and repay our loans, changes in loan defaults and charge-off rates, reduction in deposit levels necessitating increased borrowing to fund loans and investments, the passing of adverse government regulation, and changes in assumptions used in making such forward-looking statements. These forward-looking statements were based on information, plans and estimates at the date of this press release, and the Company does not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.